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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of Golden Minerals Company of our report dated March 16, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the reclassification of the San Cristobal operation as discontinued operations discussed in Note 1 and the effects of the retrospective adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 discussed in Note 4 as to which the date is October 14, 2009, relating to the consolidated financial statements of Apex Silver Mines Limited, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
January 25, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM